UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2020

The AZEK Company Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street #350, Chicago, IL	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 275-2935

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2020, the Board of Directors (the “Board”) of The AZEK Company Inc. (the “Company”) increased the number of directors on the Board to eleven and appointed Brian A. Spaly as a director to serve until the annual meeting of stockholders in 2022. The Board also appointed Mr. Spaly to the Audit Committee of the Board, having considered all relevant facts and circumstances and having affirmatively determined that he meets the financial literacy and experience requirements of the New York Stock Exchange (the “NYSE”) for service on that committee, and to the Nominating and Corporate Governance Committee of the Board.

Mr. Spaly is the founder and former Chief Executive Officer of both Trunk Club and Bonobos and has two decades of experience leading and advising innovative consumer, technology and ecommerce companies. Since 2018, he has served as a member of the board of directors of Deckers Brands (NYSE: DECK), a global portfolio of footwear brands such as UGG, Hoka, Teva and Sanuk and currently is a member of that company’s nominating and governance committee. Mr. Spaly also currently serves as Executive Chairman of the Tecovas, Inc. board of directors as well as several other early stage growth company boards. Mr. Spaly holds a Bachelor of Arts degree in economics from Princeton University and an M.B.A. from Stanford University Graduate School of Business.

The Board has affirmatively determined that Mr. Spaly is an independent director under the NYSE’s listing standards and the Board’s categorical standards and that he meets the Securities and Exchange Commission’s independence requirements for service on the Company’s Audit Committee. There were no arrangements or understandings between Mr. Spaly and any other persons pursuant to which Mr. Spaly was selected as a director of the Company. As of the date of this Current Report on Form 8-K, neither Mr. Spaly nor any of his immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Spaly will be eligible to participate in the compensation arrangements and programs established for the Company’s non-employee directors. The current arrangements and programs are described in the Company’s final prospectus filed with the Securities and Exchange Commission on June 15, 2020. Mr. Spaly will also be subject to the director indemnification provisions and arrangements described in such prospectus.

On August 6, 2020, the Company issued a press release regarding the matters discussed herein. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit

99.1	Press release dated August 6, 2020

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The AZEK Company Inc.

Date: August 6, 2020	By:	/s/ Paul J. Kardish
Paul J. Kardish
Senior Vice President and Chief Legal Officer